Exhibit 10.1

Memorandum

To: Scott T. Mereness
From: Jason D. Lippert
Date: January 30, 2008
Re: Compensation

This memorandum is to confirm our compensation arrangement with respect to the three-year period from January 1, 2008 through December 31, 2010 (the “Term”) during which you are employed in the capacity of Executive Vice President and Chief Operating Officer of Lippert Components Manufacturing, Inc. (the “Corporation”) and all other entities of which Lippert Components, Inc. is a direct or indirect parent or partner, excluding Lippert Components Holding, Inc. (collectively, the “LCI Entities”):

1.  The Corporation hereby employs you for the Term, during which you agree to exert your best efforts to promote the interests of the LCI Entities in accordance with the policies of the LCI Entities as determined by their Chief Executive Officer.

2.  During the Term, you will receive Base Salary of $249,600 per annum, payable at the rate of $9,600 per biweekly period.

3.  In addition to the Base Salary, for each year during the Term you will be entitled to receive performance-based incentive compensation (the “Bonus”) equal to 3.0% of (i) the excess of Operating Profits of the LCI Entities for such year over (ii) $20,100,000 (the “Base”); provided, however, that if any of the LCI Entities acquire additional business operations, the Base will be increased by the profits of the acquired business(es). The Bonus will be paid from, and will be applied against, the LCI Entities’ bonus accrual.

4.  In addition to the Base Salary and Bonus, for the year ending December 31, 2008, you will be entitled to receive additional incentive compensation in the amount of One Hundred Forty Nine Thousand ($149,000) Dollars if the LCI Entities achieve a return on assets (“ROA”) of twenty four (24%) percent, which additional incentive compensation will increase at the pro-rata rate of Eighteen Thousand ($18,000) Dollars per one (1%) percent increase in ROA in excess of 24% (the “ROA Bonus”); provided, however, that the aggregate Bonus and ROA Bonus shall not exceed six (6%) percent of the “Operating Profits of the LCI Entities” for such year. Any ROA Bonus for subsequent years during the Term will be determined by the Drew Industries Incorporated (“Drew”) Compensation Committee.

Memorandum - LCI
January 30, 2008
Page - 2 -

5.  The term “Operating Profits of the LCI Entities” means the consolidated income of the LCI Entities (A) before (i) interest expense, (ii) interest or dividend income, (iii) impairment of goodwill, (iv) intercompany administrative fees charged to any of the LCI Entities by Drew, (v) taxes based upon income, (vi) extraordinary items determined in accordance with generally accepted accounting principles, and (vii) the cumulative effect of a change in accounting principles, and (B) after giving effect (positive or negative) to a capital charge equal to 6% of the increase or decrease in (i) the average net assets employed by the LCI Entities (the “Net Asset Base”) during the year for which the Bonus is being determined over (ii) $ 167,400,000. The term “net assets” means: (a) total assets, excluding cash and investment in wholly-owned subsidiaries, minus (b) total liabilities, excluding (i) current and long-term debt, (ii) intercompany balances, and (iii) income taxes payable or deferred, all as reflected on the monthly Balance Sheet of the LCI Entities as included in the Consolidating Balance Sheet of Drew and its subsidiaries. If any of the LCI Entities acquire additional business operations, the Net Asset Base will be increased by the assets acquired. The term “return on assets” means the Operating Profit of the LCI Entities for the subject year divided by the average “net assets” employed by the LCI Entities during such year.

6.  The aggregate Bonus and ROA Bonus in excess of five times the Base Salary for any year will be paid in shares of Drew Deferred Stock. The number of shares of Deferred Stock will be determined based on the closing market price of Drew common stock on the day preceding the date on which Drew releases its year-end results of operations, and issuance of Deferred Stock will be made as soon as practicable thereafter.

7.  You shall be eligible to participate in any pension, retirement, or profit-sharing plan adopted by the LCI Entities for the benefit of its executives. Each year during the Term, you shall be entitled to receive $25,000 pursuant to Drew’s retirement bonus program, payable in the year earned, that must be used to purchase a tax deferred annuity and/or cash value life insurance.

8.  All compensation, in whatever form, payable in accordance with this arrangement is subject in all respects to the terms, provisions and conditions of the Drew Industries Incorporated 2002 Equity Award and Incentive Plan, as amended from time to time, and any Bonus and ROA Bonus, payable in cash or stock, will be paid on or between February 15 and March 15 of the year succeeding the year for which the Bonus or ROA Bonus is paid.

9.  It is intended that the compensation arrangement described above will comply in all respects with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code). Accordingly, all elections to defer, all distributions, and all other aspects of such compensation will be made in compliance with Section 409A of the Code and any regulations or other guidance thereunder. To the extent required, this arrangement will be modified in order to comply with the provisions of Section 409A of the Code and any regulations or guidance thereunder.

Memorandum - LCI
January 30, 2008
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10.  During the Term and for a period of two (2) years from the date of termination of your employment with the LCI Entities (the “Restricted Period”), you agree that you will not, directly or indirectly, undertake or perform services in or for, or render services to, participate in, or have any financial interest in, or engage in, any business competitive to that of the business of the LCI Entities, Drew or their affiliates (collectively, the “Affiliated Companies”) or solicit for employment or employ any employee of the Affiliated Companies. For purposes hereof, a business shall be deemed competitive if it is conducted in any geographic or market area in which any of the Affiliated Companies are engaged in business during the Restricted Period and involves the development, design, manufacture, marketing, packaging, sale or distribution of any products developed, designed, manufactured, sold or distributed, or the offering of any services offered, by any of the Affiliated Companies, whether on the date hereof or as of the date of termination of your employment with the LCI Entities including, but not limited to, products for the manufactured housing (including park and office models), modular housing, recreational vehicle, and utility trailer industries; and you will be deemed directly or indirectly to engage in such business if you, or any member of your immediate family participates in such business, or in any entity engaged in or which owns, such business, as an officer, director, employee, consultant, partner, individual proprietor, manager or as an investor who has made any loans, contributed to capital stock or purchased any stock; provided further, however, that you further agree that you will not at any time utilize any tradenames or corporate names used by the Affiliated Companies, or any derivatives of such names, in any business competitive to that of the business of the Affiliated Companies, nor any patent, trademark, tradename, service mark, logo, copyright or similar intellectual property, whether or not registered, of any of the Affiliated Companies. The foregoing, however, shall not be deemed to prevent you from investing in securities if such class of securities in which the investment is made is listed on a national securities exchange or is of a company registered under Section 12(g) of the Securities Exchange Act of 1934, and, if the company in which such investment is made competes with any of the Affiliated Companies, such investment represents less than one (1%) per cent of the outstanding securities of such class.

You further agree that all products, packaging, inventions, patents, patent applications, designs, creations, ideas, techniques, methods, or any portions thereof, or any improvements or modifications thereon, or any know-how or procedures related thereto, which relate to the business of the Affiliated Companies, conceived, invented, discovered or executed by you during the Term, whether or not marketed or utilized by the Affiliated Companies, shall be the sole and exclusive property of the LCI Entities, without additional compensation payable therefore; and by these presents you hereby assign to the Corporation any and all right, title and interest you have, or may have, therein.

Memorandum - LCI
January 30, 2008
Page - 4 -

You acknowledge and further agree that during, and as a consequence of employment with the LCI Entities, you will learn confidential, proprietary and trade secret information of the LCI Entities, and will have access to and be involved in the development and utilization of the LCI Entities’ confidential and proprietary business information. “Confidential Information” means information about the LCI Entities and the Affiliated Companies in whatever form disclosed to you or known to you as a consequence of your employment by the LCI Entities which relates to their business, products, processes, or services that gives them a competitive advantage in the marketplace, including, but not limited to: (a) any information that would be considered a trade secret within the meaning of applicable Federal or state law; (b) information relating to any of the LCI Entities’ existing products or services or products or services under development; (c) business information relating to the LCI Entities’ dealings with customers or suppliers; (d) confidential customer or prospective customer lists; (e) costs and profit margins; (f) confidential marketing and advertising programs; (g) financial information; (h) sales performance and strategies; (i) human resources strategies; (j) merger and acquisition plans; and (k) proprietary software or processes utilized by the LCI Entities. Confidential Information does not include information that you can prove was generally known or readily available to the LCI Entities’ competitors through legitimate means. You agree that you will not, either during employment with the LCI Entities or at any time thereafter, disclose to anyone (except as authorized by the LCI Entities in the furtherance of their business), publish, or use in competition with the LCI Entities, any of their Confidential Information. You further agree to abide by the LCI Entities’ rules or regulations it may implement from time to time to further protect its Confidential Information.

Lippert Components Manufacturing, Inc.
_______________________________	_______________________________
Scott T. Mereness	Jason D. Lippert,
President and Chief Executive Officer